EXHIBIT 5.1

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August 26, 1996





Gibraltar Steel Corporation
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228

Re: Gibraltar Steel Corporation
  		Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Gibraltar Steel Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation and filing of a registration statement of the Corporation on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 400,000 shares of its common stock, par value $.01 per share (the "Shares") to be issued pursuant to the Gibraltar Steel Corporation Incentive Stock Option Plan Second Amendment and Restatement and the Gibraltar Steel Corporation Non-Qualified Stock Option Plan First Amendment and Restatement (collectively, the "Plans").

We have examined copies of the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, and the minutes of various meetings of the Board of Directors of the Corporation. We have examined the Registration Statement, the Plans and the original or reproduced or certified copies of such records of the Corporation, certificates of public officials, certificates of officers and representatives of the Corporation, and such other documents, papers, statutes and authorities all as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares, when duly issued and sold pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement as the attorneys who have passed upon the legality of the securities being offered thereby, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

LIPPES, SILVERSTEIN, MATHIAS & WEXLER LLP

/x/ LIPPES, SILVERSTEIN, MATHIAS & WEXLER LLP

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